25 Sawyer Passway ● Fitchburg, Massachusetts 01420
FOR IMMEDIATE RELEASE
Exhibit 99.01
Arrhythmia Research Technology, Inc.
Adjourns Annual Meeting to July 1, 2015
FITCHBURG, MA, June 16, 2015 -- Arrhythmia Research Technology, Inc. (NYSE MKT: HRT) (the “Company”), announced today that the Annual Meeting of Shareholders scheduled for June 16, 2015 has been adjourned to July 1, 2015 at 10:00 am EDT, and will take place at the Company’s offices at 25 Sawyer Passway, Fitchburg, MA 01420. The adjournment period will allow for the continued solicitation of proxies from the Company’s shareholders with respect to Proposal 3, the proposal to revise the current terms of the authorized preferred stock.
Shareholders who have already voted do not need to recast their votes. Proxies previously submitted will be voted at the reconvened meeting unless properly revoked. Shareholders who have not already voted or wish to change their vote are encouraged to do so using the instructions provided in your voting instruction form or proxy card.
The Company filed a proxy statement for its 2015 Annual Meeting with the Securities and Exchange Commission on April 28, 2015. Subsequently, a supplement to the proxy statement for its 2015 Annual Meeting with the Securities and Exchange Commission was filed on June 11, 2015. Shareholders as of the record date of April 17, 2015, who have not yet voted, are encouraged to vote during the adjournment period. Additionally, shareholders are urged to read the proxy statement, the supplement to the proxy statement and other relevant information on file with the Securities and Exchange Commission.
About Arrhythmia Research Technology, Inc.
Arrhythmia Research Technology, Inc., through its wholly-owned subsidiary, Micron Products, Inc., is a diversified contract manufacturing organization that produces highly-engineered, innovative medical device technologies requiring precision machining and injection molding. The Company also manufactures components, devices and equipment for military, law enforcement, industrial and automotive applications. In addition, the Company is a market leader in the production and sale of silver/silver chloride coated and conductive resin sensors used as consumable component parts in the manufacture of integrated disposable electrophysiological sensors. The Company’s strategy for growth is to build a best-in-class quality organization and capitalize on its engineering design expertise and reliable, proprietary manufacturing processes to further penetrate the medical device contract manufacturing market.
The Company routinely posts news and other important information on its websites:
http://www.arthrt.com, http://www.micronproducts.com and http://www.micronmedical.com.
Safe Harbor Statement
Forward-looking statements made herein are based on current expectations of Arrhythmia Research Technology, Inc. (“our” or the “Company”) that involve a number of risks and uncertainties and should not be considered as guarantees of future performance. The factors that could cause actual results to differ materially include our ability to retain order volumes from customers who represent significant proportions of net sales; our ability to maintain our pricing model, offset higher costs with price increases and/or decrease our cost of sales; variability of customer delivery requirements; the level of sales of higher margin products and services; our ability to renew our credit facility and manage our level of debt and provisions in the debt agreements which could make the Company sensitive to the effects of economic downturns and limit our ability to react to changes in the economy or our industry; failure to comply with financial and other covenants in our credit facility; volatility in commodity and energy prices and our ability to offset higher costs with price increases; continued availability of supplies or

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Arrhythmia Research Technology, Inc. Adjourns Annual Meeting to July 1, 2015
June 16, 2015

materials used in manufacturing at competitive prices; variability of customer delivery requirements; variations in the mix of products sold; and the amount and timing of investments in capital equipment, sales and marketing, engineering and information technology resources. More information about factors that potentially could affect the Company's financial results is included in the Company's filings with the Securities and Exchange Commission.

For more information, contact:
Investor and Media Contact:	Company Contact:
Deborah K. Pawlowski	Derek T. Welch
Kei Advisors LLC	Chief Financial Officer
716.843.3908	978.345.5000
dpawlowski@keiadvisors.com

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